CONSENT OF
INDEPENDENT PUBLIC ACCOUNTANT



We consent to the use in the Amendment No.4 to the Form S-4 of First Enterprise Service Group, Inc. of our report dated June 15, 2000, relating to the financial statements of Space Systems International Corporation, and to the reference to us under the heading "Experts" in such registration statement.




San Diego, California                            PANNELL KERR FORSTER
January 29, 2001                                 Certified Public Accountants
                                                 A Professional Corporation